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                                                                   Exhibit 99-11

                                  PRIMEDIA INC.

                     FORM OF WRITTEN CONSENT OF STOCKHOLDERS

                            THE INFORMATION AGENT IS:
                [GEORGESON SHAREHOLDER COMMUNICATIONS INC. LOGO]

                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                            All others (800) 223-2064

This consent solicitation is being made by PRIMEDIA as described in the accompanying joint proxy statement-consent solicitation-prospectus. Only stockholders of record (or their respective legal representatives) as of November 9, 2000 may execute consents.

STOCKHOLDERS AS OF NOVEMBER 9, 2000 WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER OR SEND BY OVERNIGHT COURIER THEIR PROPERLY COMPLETED AND EXECUTED CONSENT LETTERS TO THE INFORMATION AGENT AT THE ADDRESS SET FORTH ABOVE ON OR PRIOR TO FEBRUARY 20, 2001 IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN.

By execution hereof, the undersigned acknowledge(s) receipt of the joint proxy statement-consent solicitation-prospectus. The undersigned hereby take(s) the action with respect to the proposed issuance of PRIMEDIA common stock in connection with the merger agreement between PRIMEDIA and About, pursuant to which a newly formed, wholly owned subsidiary of PRIMEDIA will merge with About as described in the accompanying joint proxy-statement consent solicitation-prospectus. The undersigned hereby represent(s) and warrant(s) that the undersigned has/have full power and authority to execute the consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by PRIMEDIA to be necessary or desirable to perfect such consent or evidence such power and authority.

Please indicate by marking the appropriate box on the reverse of this consent letter whether you wish to "CONSENT" or "DO NOT CONSENT" to the issuance of the PRIMEDIA common stock. IF NEITHER OF THE BOXES IS MARKED, BUT THIS CONSENT LETTER IS OTHERWISE PROPERLY COMPLETED AND SIGNED, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE ISSUANCE OF THE PRIMEDIA COMMON STOCK. Please sign your name(s) and fill in the date below to evidence your vote on the issuance of the PRIMEDIA common stock and to evidence the appointment of Beverly C. Chell, Vice Chairman and Secretary of PRIMEDIA, as your agent and attorney-in-fact in connection with this consent letter. The undersigned acknowledge(s) that the undersigned must comply with the other provisions of this consent letter, and complete the other information required herein, to validly consent to the issuance of the PRIMEDIA common stock as described above.

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                                  PRIMEDIA INC.

                         WRITTEN CONSENT OF STOCKHOLDERS

                            THE INFORMATION AGENT IS:
                [GEORGESON SHAREHOLDER COMMUNICATIONS INC. LOGO]

                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                            All others (800) 223-2064

THE UNDERSIGNED UNDERSTAND(S) THAT CONSENTS DELIVERED PURSUANT TO THE INSTRUCTIONS HERETO WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND PRIMEDIA UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE JOINT PROXY STATEMENT-CONSENT SOLICITATION-PROSPECTUS.

ALL AUTHORITY CONFERRED OR AGREED TO BE CONFERRED BY THIS CONSENT LETTER SHALL SURVIVE THE DEATH, INCAPACITY, DISSOLUTION OR LIQUIDATION OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED UNDER THIS CONSENT LETTER SHALL BE BINDING UPON THE UNDERSIGNED'S HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.



With respect to the issuance of the PRIMEDIA common stock in connection with the merger agreement as described in the joint proxy statement-consent solicitation-prospectus, the undersigned hereby:


            CONSENT(S)              DO(ES) NOT CONSENT

               / /                         / /




                                   Dated: _____________________________,2001

                                   Signatures: _____________________________

                                               _____________________________

                                        NOTE: This consent letter must be
                                        executed by the stockholder(s) in
                                        exactly the same manner as the
                                        name(s) of such stockholder(s)
                                        appear(s) in the records of
                                        PRIMEDIA. If signature is by a
                                        trustee, executor, administrator,
                                        guardian, attorney-in-fact,
                                        officer of a corporation, or other
                                        person acting in a fiduciary or
                                        representative capacity, such
                                        person should so indicate when
                                        signing and must submit proper
                                        evidence satisfactory to PRIMEDIA
                                        of such person's authority so to act.